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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) OCTOBER 29, 1997

                                OROAMERICA, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


DELAWARE                               0-21862                   94-2385342
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STATE OR OTHER JURISDICTION     COMMISSION FILE NUMBER           IRS EMPLOYER
OF INCORPORATION                                              IDENTIFICATION NO.



         443 NORTH VARNEY STREET
            BURBANK, CALIFORNIA                       91502
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(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)           (ZIP CODE)


REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (818) 848-5555
                                                    --------------


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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

        On October 29, 1997, OroAmerica, Inc. ("OroAmerica") entered into an Asset Purchase-Sale Agreement with Jerry Prince, Inc. ("JPI"), a California-based jewelry manufacturer and distributor, for the purchase of JPI's substantial assets and the assumption of certain liabilities, expenses, and debts incurred by JPI. The assets that OroAmerica purchased from JPI included all cash in bank or on hand, all accounts receivable, contract rights, all of inventories, and all of JPI's intellectual property assets. The purchase price for these assets was approximately $5.5 million. OroAmerica paid the purchase price from available funds only.


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

        Financial Statements.

        At this time, it is impracticable for OroAmerica to provide the financial statements for JPI as required under this Item 7 and Item 2. OroAmerica anticipates filing such financial statements as an amendment to this Form 8-K as soon as practicable, but not later than January 12, 1998 (75 days after the above-identified acquisition).

        Exhibit.
        --------

        None




                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  November 12, 1997          OROAMERICA, INC.



                               By: /s/ SHIU SHAO
                                   ---------------------------------------------
                                   Shiu Shao
                                   Vice President and Chief Financial Officer